UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to § 240.14a-12

ILLUMINA, INC.

(Name of Registrant as Specified In Its Charter)

ICAHN PARTNERS LP

ICAHN ONSHORE LP

ICAHN PARTNERS MASTER FUND LP

ICAHN OFFSHORE LP

ICAHN CAPITAL LP

IPH GP LLC

ICAHN ENTERPRISES HOLDINGS L.P.

ICAHN ENTERPRISES G.P. INC.

BECKTON CORP.

Matsumura Fishworks LLC

CARL C. ICAHN

Vincent J. Intrieri

Jesse A. Lynn

Andrew J. Teno

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On May 1, 2023, Carl C. Icahn and his affiliates issued an open letter regarding Illumina, Inc., a copy of which is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIs affiliates FROM THE STOCKHOLDERS OF illumina, inc. FOR USE AT ITS 2023 ANNUAL MEETING OF STOCKHOLDERS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAS BEEN MAILED TO STOCKHOLDERS OF ILLUMINA, INC. AND ARE ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT FILED BY CARL C. ICAHN AND HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 2023. EXCEPT AS OTHERWISE DISCLOSED IN THE DEFINITIVE PROXY STATEMENT, THE PARTICIPANTS HAVE NO INTEREST IN ILLUMINA.

Exhibit 1

Carl C. Icahn Issues Open Letter to
Shareholders of Illumina, Inc.

Sunny Isles Beach, Florida, May 1, 2023 -- Today, Carl C. Icahn released the following open letter to the shareholders of Illumina, Inc. (NASDAQ: ILMN).

______________________________________

Investor Contacts:

HKL & Co., LLC

Peter Harkins / Jordan Kovler

(212) 468-5390 / (212) 468-5384

pharkins@hklco.com / jkovler@hklco.com

CARL C. ICAHN

16690 Collins Avenue, Suite PH-1

Sunny Isles Beach, FL 33160

May 1, 2023

Dear Fellow Illumina Shareholders:

A phenomenon we have observed in most, if not all, proxy contests in which we have become involved is that we find ourselves aligned philosophically with the rank and file employees of the target companies, who many times feel aggrieved by the same failings and abuses in the C-suite that triggered the value destruction which attracted us in the first place. In many circumstances, we receive unsolicited calls from employees, past and present, thanking us for our efforts in attempting to effect positive changes and pointing us in the direction of additional issues that were not readily apparent from the outside. The complaints we hear are strikingly similar, often sounding something like this: “Company X used to be so great. I believed strongly in our mission and loved working here. But the CEO and his/her protectors on the board seem dead set on destroying the company and have ruined our culture with one unwise decision after another, yet their egregious compensation practices continue unabated. Meanwhile, the business – and the employees – have suffered.”

Illumina has been no exception to this rule. What is different this time, however, is the heavy volume of complaints we have received and the extreme level of dissatisfaction that has been expressed. But, notwithstanding the influx of allegations, we have been reticent to publicize many of the concerns we have been pointed towards. The main reason we have chosen this path has been to honor requests for anonymity from individuals who fear retaliation and retribution from Illumina. In addition, many of the assertions, though they have been repeated by various individuals and possess the ring of truth, are difficult to corroborate with publicly available evidence. Recently, however, some of these issues have found their way into various publications. For example, we made reference last week to an interesting piece, entitled "Malignant Governance," which asked: “How much money did Illumina insiders (past and present) make from splitting-off and subsequently re-acquiring Grail?” The same author published an equally interesting follow-up over the weekend, entitled, “Non-GAAP Activism,” which declared: “If Illumina insiders were able to reap sizable, undisclosed financial windfalls splitting-out and subsequently re-acquiring Grail, the wrath of the shareholders likely plays second fiddle to the potential regulatory response and investigation.” We obviously agree with that statement and would be shocked if regulators were not at least as interested as we are in learning whether there is any merit to the issues raised in these pieces. Finally, the author also voiced the same frustration we have heard relentlessly from shareholders, who believe – as we do – that we deserve answers: “I think Illumina didn’t help themselves slipping disclosures regarding additional D&O insurance for the Grail deal (even if it’s supposedly “standard”) and the intent to appoint 2 new Directors after Carl Icahn’s proxy fight. It continues a pattern of (suspiciously) non-existent/vague disclosures and further erodes shareholder trust, especially when serious questions regarding the “real reason” Illumina (defiantly) completed the Grail deal without securing regulatory approval (a critical contractual “condition” in the merger agreement) remain unclear. The lack of clarity has gotten to the point where proxy advisors and significant shareholders need to demand greater transparency and clearer answers to the potential conflicts of interests that may have swirled the Grail deal and influenced value destructive decision-making.”

As we previously stated, we have no idea if any of the allegations in these pieces are true. However, based on what we do know of the past actions and lack of transparency exhibited by Illumina CEO Francis deSouza and the incumbent directors, we would not be surprised at all if some or all of the assertions in these pieces turned out to be accurate. We therefore implore the board to bring in an outside – and demonstrably independent – law firm and forensic accounting team to investigate and address these questions publicly, with enough time prior to the upcoming annual meeting to allow shareholders to take the results into account when casting their votes for directors. We believe that an unbiased investigation into these murky issues is necessary and appropriate, given the fact that the director election will in effect be a referendum on the entire GRAIL fiasco. As our previous call for an investigation into these matters was (predictably) ignored by the incumbent directors, we call on other large holders – we are talking to you, Baillie Gifford, Vanguard, Blackrock, State Street, Edgewood – to demand an immediate and transparent inquiry to determine if there is any merit to the disturbing issues raised in these pieces. None of us can wash our hands of the responsibility we have – to our own constituent investors and also to Illumina’s employees – to do everything we can to make Illumina great again.

CONTEST!

The rules enacted by the U.S. Securities and Exchange Commission (SEC) governing the conduct of proxy contests provide that neither the proxy materials published by incumbent directors nor those distributed by dissident shareholders may contain “any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading.” The SEC then goes on to provide examples of what, depending upon particular facts and circumstances, may be misleading within the meaning of the rules, including specifically: “Material which directly or indirectly impugns character, integrity or personal reputation, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation.” As a result of these rules, and various interpretations over the years – and notwithstanding the broad free speech protections afforded by the First Amendment to the U.S. Constitution – the diligent SEC staff members who are charged with reviewing solicitation materials generally discourage parties engaged in proxy contests from calling each other “LIARS” (for example), even when there is an established factual foundation justifying the use of that term. That explains the prevalence in proxy materials of esoteric words such as “obfuscation.”

In our campaign to replace three of Illumina’s incumbent directors with individuals who we believe are far more qualified, independent, motivated and willing to tackle the many problems facing the company, we have stated our belief – which has a very obvious and verifiable factual foundation that has never been disputed by Illumina – that Chairman of the Board John Thompson is unable or unwilling to hold CEO Francis deSouza accountable due to the longstanding and lucrative relationship between these two men. Further to our assertions regarding the obvious lack of oversight provided by the good Chairman, we have raised legitimate and extremely relevant questions as to the involvement of Mr. deSouza in the makeup of Illumina’s board of directors, which has seen an almost complete turnover since his arrival at the company. It is our contention that Mr. deSouza’s disastrous track record of failed M&A, regulatory warfare, talent exodus and massive value destruction is a direct result of the laissez faire approach to governance exhibited by Chairman John Thompson and the other incumbent directors (better known as “Team Francis”). Simply put, a truly independent board of directors not beholden in any way to CEO Francis deSouza would never have allowed him to drag Illumina into the mire the way he has done.

Illumina’s gaslighting response to our postulation was that “Francis has not nominated a single director to the Board” and that “Illumina’s Nominating/Corporate Governance Committee interviews and proposes candidates for consideration by the full board – not any single director.” And, presumably because the incredible yarns spun by Illumina have gone unchallenged for so long by sycophantic reporters, analysts and even many large shareholders, the members of Team Francis are sticking to their completely implausible story, stating as recently as April 27, 2023 that: “Icahn is falsely insinuating the existence of a quid pro quo relationship between John and Francis. John was appointed to the board following a thorough independent search process and was unanimously elected Chair by the entire board.”

By focusing narrowly on the term “nominate” and deflecting attention by referring to the purported involvement of a board committee, the members of Team Francis insult our intelligence and ask shareholders to believe that Mr. deSouza’s fingerprints are not all over the almost complete board makeover that has occurred since he arrived at Illumina and specifically that deSouza was not directly responsible for bringing Thompson to Illumina. But here are the incontrovertible facts:

(1)	Thompson’s Symantec acquired deSouza’s IMLogic in 2006, netting deSouza $10 million;

(2)	The two overlapped at Symantec until John Thompson stepped down as CEO in 2009 and later as Chairman in 2011;

(3)	Mr. deSouza was first hired at Illumina in 2013 and was eventually promoted to CEO in March 2016; and

(4)	Shortly after deSouza was named CEO of Illumina, John Thompson joined the board of directors of Illumina.

The members of Team Francis now with a straight face ask us to believe that John Thompson’s “nomination” was a mere coincidence which did not involve Mr. deSouza at all! So let’s get this straight…the members of Team Francis still maintain – despite the mountain of objective evidence controverting and obliterating their unbelievable fable – that a “thorough independent search process” was conducted, without Mr. deSouza’s thumb on the scale, and the best person on the planet they could find to hold Mr. deSouza accountable just happened to be a guy (with his own checkered history of coverups and value destruction) who has known deSouza for over 17 years and was responsible for paying him millions of dollars?!?! What good luck Mr. deSouza has! Imagine the odds! We would like to travel to Las Vegas with Mr. deSouza and ask him to place a few inside bets for us at the roulette table! Frankly speaking, we have heard fibs told by six-year-olds that have more credibility than this whopper told by Illumina’s board!

WE ARE THEREFORE ANNOUNCING A CONTEST!

Because we believe the SEC might frown upon our use of the term “LIARS” in reference to Team Francis’ impossible-to-believe responses to our assertions (notwithstanding the unassailable factual foundation we have demonstrated above), we are soliciting proposals from interested shareholders. If you have a suggestion for a synonym that you believe the SEC might find more palatable than “LIARS,” please email us. We will pick the top three responses and highlight them in one of our upcoming letters – along with your name (if you so choose). Be creative. We look forward to hearing from you.

We feel strongly that our three highly qualified nominees are particularly suited because of their experience (and particularly because of their status as completely independent of CEO Francis deSouza) to help keep Illumina from sinking further into the quicksand. We look forward to meeting with you over the coming weeks. Thank you for your continued support!

Sincerely yours,

Carl C. Icahn

______________________________________

VOTE FOR THE THREE HIGHLY QUALIFIED ICAHN NOMINEES!

______________________________________

Additional Information and Where to Find It;

Participants in the Solicitation and Notice to Investors

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE SHAREHOLDERS OF ILLUMINA, INC. (“ILLUMINA”) FOR USE AT ITS 2023 ANNUAL MEETING OF SHAREHOLDERS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAS BEEN MAILED TO SHAREHOLDERS OF ILLUMINA AND ARE ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT FILED BY CARL C. ICAHN AND HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 2023. EXCEPT AS OTHERWISE DISCLOSED IN THE SCHEDULE 14A, THE PARTICIPANTS HAVE NO INTEREST IN ILLUMINA.

Other Important Disclosure Information

SPECIAL NOTE REGARDING THIS COMMUNICATION:

THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A RECOMMENDATION, AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL SHARES.

THIS COMMUNICATION CONTAINS OUR CURRENT VIEWS ON THE VALUE OF ILLUMINA SECURITIES AND CERTAIN ACTIONS THAT ILLUMINA’S BOARD MAY TAKE TO ENHANCE THE VALUE OF ITS SECURITIES. OUR VIEWS ARE BASED ON OUR OWN ANALYSIS OF PUBLICLY AVAILABLE INFORMATION AND ASSUMPTIONS WE BELIEVE TO BE REASONABLE. THERE CAN BE NO ASSURANCE THAT THE INFORMATION WE CONSIDERED AND ANALYZED IS ACCURATE OR COMPLETE. SIMILARLY, THERE CAN BE NO ASSURANCE THAT OUR ASSUMPTIONS ARE CORRECT. ILLUMINA’S PERFORMANCE AND RESULTS MAY DIFFER MATERIALLY FROM OUR ASSUMPTIONS AND ANALYSIS.

WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD-PARTY TO INCLUDE THEIR INFORMATION IN THIS COMMUNICATION. ANY SUCH INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN.

OUR VIEWS AND OUR HOLDINGS COULD CHANGE AT ANY TIME. WE MAY SELL ANY OR ALL OF OUR HOLDINGS OR INCREASE OUR HOLDINGS BY PURCHASING ADDITIONAL SECURITIES. WE MAY TAKE ANY OF THESE OR OTHER ACTIONS REGARDING ILLUMINA WITHOUT UPDATING THIS COMMUNICATION OR PROVIDING ANY NOTICE WHATSOEVER OF ANY SUCH CHANGES (EXCEPT AS OTHERWISE REQUIRED BY LAW).

FORWARD-LOOKING STATEMENTS:

Certain statements contained in this communication are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this communication include, among other things, the factors identified in Illumina’s public filings. Such forward-looking statements should therefore be construed in light of such factors, and we are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.